Exhibit 4.1

SHARE CERTIFICATE

Number X	Shares XXXXX

Helport AI Limited

THIS SHARE CERTIFICATE CERTIFIES THAT as of XXXXXXX, XXXXXX of XXXXXXXXX is the registered holder of XXXXXXX fully paid Ordinary Shares of a par value of US$0.0001 per share in the above named Company which are held subject to, and transferable in accordance with, the Amended and Restated Memorandum and Articles of Association of the Company.

In Witness Whereof the Company has authorized this certificate to be issued on the XXXXXXXXXXXXX.

By
Director